Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

GOLDGROUP MINING AND GOLD RESOURCE CORPORATION
ANNOUNCE EXPECTED TICKER SYMBOL OF COMBINED COMPANY

VANCOUVER, CANADA / DENVER, COLORADO, USA – July 15, 2026 – Goldgroup Mining Inc. (TSX-V: GGA; OTC: GGAZD) (“Goldgroup” or the “Company”) and Gold Resource Corporation (NYSE American: GORO) (“GRC”) are pleased to announce that subject to obtaining all required approvals, including the approval of the TSX Venture Exchange, and the satisfaction or waiver of all required closing conditions for the previously announced merger (the “Merger”) pursuant to the Arrangement Agreement and Plan of Merger dated January 25, 2026 and amended on May 15, 2026, by and among GRC, Goldgroup, and Goldgroup Merger Sub Inc., a wholly owned subsidiary of Goldgroup, Goldgroup’s common shares are expected to commence trading under the ticker symbol “GORO” on the NYSE American LLC (the “NYSE American”) after the closing of the Merger.

Subject to the above-mentioned approvals and conditions, the Merger is expected to be consummated after the market close on July 17, 2026. As a result of the Merger, Goldgroup’s common shares are expected to commence trading on the NYSE American and GRC’s common stock is expected to be delisted from the NYSE American, in each case prior to the market open on July 20, 2026. Goldgroup’s common shares will no longer be quoted on the OTC Markets upon commencement of trading on the NYSE American.

About Goldgroup

Goldgroup is a Canadian-based mining company with two high-growth gold assets in Mexico. The Company holds a 100% interest in the recently acquired San Francisco project located in the State of Sonora. The project is fully permitted for a rapid restart of mining operations and is comprised of two open pits together with heap leach processing facilities and associated infrastructure. It is a robust project with significant gold resources and strong upside in terms of optimized development and multiple, large-scale exploration targets. In addition to the San Francisco gold project, the Company has a 100% interest in the producing Cerro Prieto heap leach gold mine located in the State of Sonora.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com.

About GRC

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit the company’s website, located at www.goldresourcecorp.com.

Contacts

Ralph Shearing

Chief Executive Officer

Goldgroup Mining Inc.

(604) 306-6867
www.goldgroupmining.com

Allen Palmiere

Chief Executive Officer

Gold Resource Corporation

(720) 459-3854

www.goldresourcecorp.com

Forward-Looking Statements

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). Forward-looking words such as “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the expected ticker symbol and commencement of trading of GRC’s common shares on the NYSE American and the expected delisting of GRC’s shares of common stock on the NYSE American. All forward-looking statements in this press release are based upon information available to GRC and Goldgroup as of the date of this press release, and neither GRC nor Goldgroup assume any obligation to update any such forward-looking statements except as required by applicable securities law. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate and readers are cautioned not to place undue reliance on such forward-looking statements. Actual results could differ materially from those discussed in this press release. Forward-looking statements are subject to risks and uncertainties, including that GRC’s delisting from the NYSE American and Goldgroup’s subsequent listing may not be completed on time as expected or at all. Additional risks related to GRC may be found in the periodic and current reports filed with the SEC by GRC, including GRC’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, which are available on the SEC’s website at https://www.sec.gov. Additional risks related to Goldgroup may be found in the risk factors disclosed in GRC’s management information circular dated May 29, 2026, Goldgroup’s annual information form dated June 10, 2026 and other continuous disclosure materials available under Goldgroup’s profile on SEDAR+ at www.sedarplus.ca. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

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